Exhibit (j)(1)

                          INDEPENDENT AUDITORS' CONSENT

The Board of Trustees of Pilgrim Mayflower Trust:

We consent to the use of our reports incorporated herein by reference and to the references to our firm under the heading "Financial Highlights" in the prospectuses and "Independent Auditors" in the statement of additional information.

                                  /s/ KPMG LLP

Los Angeles, California
September 28, 2001